UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 5, 2015
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
225 Water Street, Suite 1400
Jacksonville, Florida 32202
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 1.01.	Entry into a Material Definitive Agreement

On August 5, 2015, Rayonier Inc. (“Rayonier”), Rayonier TRS Holdings Inc. (“TRS”) and Rayonier Operating Company LLC (“ROC”; collectively with Rayonier and TRS, each individually a “Borrower” and collectively, the “Borrowers”) entered into a credit agreement (the “Credit Agreement”) with the several banks, financial institutions and other institutional lenders party thereto as Lenders (the “Lenders”), CoBank, ACB, as administrative agent, swing line lender and issuing bank, JPMorgan Chase Bank, N.A. and Farm Credit of Florida, ACA, as co-syndication agents, Credit Suisse AG and Suntrust Bank, as co-documentation agents and CoBank, ACB, as sole lead arranger and sole bookrunner. The Credit Agreement governs the terms of senior unsecured credit facilities in the aggregate principal amount of $550 million, consisting of a revolving credit facility in the initial amount of $200 million, which includes a $50 million swing line subfacility and a $50 million letter of credit subfacility, and a term loan facility in the amount of $350 million. The revolving credit facility matures on August 5, 2020, and the term loan facility matures on August 5, 2024. Under certain conditions, the Borrowers may elect to increase the aggregate amount of the commitments under the revolving credit facility to a maximum amount of $300 million and request incremental term loans up to an amount that will not cause the Leverage Ratio (defined below) to exceed 50.0% at the time of each such request (after giving effect to any such incremental term loans then requested and increases in the commitments under the revolving credit facility effected after August 5, 2015). None of the Lenders under the Credit Agreement are obligated to provide such additional commitments or incremental term loans.
On August 5, 2015, ROC borrowed $64 million under the revolving credit facility of the Credit Agreement and used a portion of the proceeds to pay amounts outstanding under (1) the credit agreement, dated as of April 21, 2011, among Rayonier, TRS, Rayonier Forest Resources, L.P., the lenders and other financial institutions party thereto, and Credit Suisse AG, as administrative agent (as amended, restated, supplemented or otherwise modified, the “2011 Revolving Credit Agreement”) and (2) the Credit Agreement, dated as of December 17, 2012 among Rayonier, TRS, ROC, the lenders and other financial institutions party thereto, and CoBank, ACB, as administrative agent (as amended, supplemented or otherwise modified, the “2012 Term Revolver Credit Agreement”) .
The periodic interest rate on borrowings under the Credit Agreement is based, at the Borrowers’ option, on either (1) a Eurodollar rate plus an applicable margin (currently 1.250% for advances under the revolving credit facility and 1.625% for advances under the term loan facility) based on the ratio of consolidated funded debt of Rayonier and its subsidiaries to the sum of the consolidated net worth of Rayonier and its subsidiaries plus the consolidated funded debt of Rayonier and its subsidiaries (the “Leverage Ratio”) or (2) the highest of prime rate, the federal funds rate plus ½ of 1.00%, and the one-month Eurodollar rate plus 1.00% plus the applicable margin (currently 0.250% for advances under the revolving credit facility and 0.625% for advances under the term loan facility) based on the Leverage Ratio. Interest is payable either quarterly or based on a one-, two-, three- or six-month interest period, depending on which type of interest rate is selected by the Borrowers. The Borrowers expect to receive annual patronage refunds under the Credit Agreement from the Lenders party to the Credit Agreement that are lending institutions organized and existing pursuant to the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration. Patronage refunds are profits distributions made by a cooperative to its member-users based on the quantity or value of business done with the member-user.
All advances made under the revolving credit facility must be paid on the maturity date for the revolving credit facility and all advances made under the term loan facility must be paid on the maturity date for the term loan facility. Advances under either facility may be prepaid, without penalty (other than payment of customary breakage costs for payment of an advance accruing interest at the Eurodollar rate prior to the end of the interest period for such an advance), at any time in whole or part. An unused commitment fee (currently 0.175%), at an annual rate based on the Leverage Ratio, is due to each lender with a commitment under the revolving credit facility on the daily average portion of such commitment that is unused. If any portion of the commitments under the term loan facility still remain outstanding on November 5, 2015, an unused commitment fee (currently 0.175%), at an annual rate based on the Leverage Ratio, will also be payable to each lender with a commitment under the term loan facility from such date until the term loan commitments have terminated or been reduced to zero on the portion of such commitment that is unused.
The Credit Agreement contains financial covenants related to leverage and interest coverage, as well as other affirmative and negative covenants relating to, among other things, dividends, liens, mergers, dispositions of timber and timberlands, subsidiary debt, sales and issuances of capital stock of subsidiaries, and affiliate transactions.

The Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the lenders holding more than 50% of the outstanding amount of the commitments and advances under the credit facilities may accelerate amounts due under the Credit Agreement (except in the case of a bankruptcy or insolvency event of default, in which case such amounts shall automatically become due and payable).
Some of the potential lenders under the Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Rayonier and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from Rayonier and its subsidiaries and affiliates for such services.
On August 5, 2015, Rayonier issued a press release announcing the Credit Agreement. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.
For a complete description of the terms of the Credit Agreement, see Exhibit 10.1 hereto. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein.

ITEM 1.02.	Termination of a Material Definitive Agreement
In connection with the transactions contemplated by the Credit Agreement, on August 5, 2015, the Borrowers terminated the 2011 Revolving Credit Agreement, which was scheduled to mature on April 21, 2016, and the 2012 Term Revolver Credit Agreement, which was scheduled to mature on December 17, 2019. There were no prepayment penalties in connection with the termination of either agreement (other than payment of customary breakage costs for payment of advance accruing interest at the Eurodollar rate prior to the end of the interest period for such advances).

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description
10.1
Credit Agreement dated August 5, 2015 among Rayonier Inc., Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC, as Borrowers, COBANK, ACB, as Administrative Agent, Swing Line Lender and Issuing Bank, JPMORGAN CHASE BANK, N.A. and FARM CREDIT OF FLORIDA, ACA, as Co-Syndication Agents, CREDIT SUISSE AG and SUNTRUST BANK, as Co-Documentation Agents and COBANK, ACB, as Sole Lead Arranger and Sole Bookrunner.

99.1	Press Release, dated August 5, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MARK MCHUGH
Mark McHugh
Senior Vice President and Chief Financial Officer
August 5, 2015

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1
Credit Agreement dated August 5, 2015 among Rayonier Inc., Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC, as Borrowers, COBANK, ACB, as Administrative Agent, Swing Line Lender and Issuing Bank, JPMORGAN CHASE BANK, N.A. and FARM CREDIT OF FLORIDA, ACA, as Co-Syndication Agents, CREDIT SUISSE AG and SUNTRUST BANK, as Co-Documentation Agents and COBANK, ACB, as Sole Lead Arranger and Sole Bookrunner.
Filed herewith.
99.1	Press Release, dated August 5, 2015.	Filed herewith.